EXHIBIT 23(c)

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


Integon Re (Barbados), Limited:


We consent to the use in this Post Effective Amendment No. 1 to the Registration Statement of Integon Re (Barbados), Limited (the "Company"), on Form S-1 (file no. 333-34088) registering 30,000 shares of the Company's participating stock of our report dated February 11, 2002, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



                                                      s/DELOITTE & TOUCHE


Bridgetown, Barbados
May 8, 2002